UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): June 10, 2004

                              Atlantic Realty Trust
                              ---------------------
             (Exact Name of Registrant as Specified in its Charter)

        Maryland                           0-27562               13-3849655
        --------                     -------------------         ----------
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
         incorporation)                                      Identification No.)


                      747 Third Avenue, New York, NY 10017
                      ------------------------------------
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (212) 702-8561

Item 5.  Other Events and Regulation FD Disclosure.

     During the third quarter of 1994, Ramco-Gershenson Properties Trust (formerly RPS Realty Trust ("RPS")) held more than 25% of the value of its gross assets in overnight Treasury Bill reverse repurchase transactions which the IRS may view as non-qualifying assets for the purposes of satisfying an asset qualification test applicable to REITs, based on a Revenue Ruling published in 1977 (the "Asset Issue"). RPS requested that the United States Internal Revenue Service ("IRS") enter into a closing agreement with RPS that the Asset Issue would not impact RPS' status as a REIT. The IRS declined such request. In February 1995, the IRS initiated an examination of the 1991-1995 income tax returns of RPS (the "RPS Audit" and, together with the Asset Issue, the "RPS Tax Issues"). Based on developments in the law which occurred since 1977, RPS' tax counsel at that time, Battle Fowler LLP, rendered an opinion that RPS' investment in Treasury Bill repurchase obligations would not adversely affect its REIT status. However, such opinion is not binding upon the IRS.

     In connection with the spin-off of Atlantic Realty Trust (the "Trust") from RPS, the Trust assumed all tax liability arising out of the RPS Tax Issues (other than liability that relates to events occurring or actions taken by RPS following the date of the transactions associated with the spin-off) pursuant to a tax agreement, dated May 10, 1996, by and between RPS and the Trust (the "Tax Agreement"). In December 2003, Ramco-Gershenson Properties Trust and the Internal Revenue Service entered into a closing agreement ("Closing Agreement") with respect to all of the issues raised by the Internal Revenue Service in connection with RPS Audit. As a condition of the Closing Agreement, Ramco-Gershenson Properties Trust was obligated to pay deficiency dividends (under Code Sec. 860) with respect to its 1992 and 1993 taxable year in amounts not less than $1,386,503 with respect to the 1992 taxable year and $809,010 with respect to the 1993 taxable year. In addition, Ramco-Gershenson Properties Trust is obligated to pay a deficiency in its income taxes with respect to the period covered by the RPS Audit equal to $770,258, plus interest calculated at the statutory rate on the amount of the deficiency and the amount of the deficiency dividends. The aggregate amount of the deficiency dividends, income tax deficiency and interest on these amounts is approximately $7,400,000.

     On January 21, 2004, the Trust contributed $2,200,091 in respect of the deficiency dividends and interest required to be paid pursuant to the Closing Agreement and on June 10, 2004, Atlantic Realty Trust paid to the IRS on behalf of Ramco-Gershenson Properties Trust in respect of the income tax deficiency and interest for the tax periods and in the amounts set forth in the table below.




-------------------------------- --------------------------- ---------------- ---------------- -------------------------
          Tax Period                  Principal Amount          Interest          Penalty           Total Remitted
-------------------------------- --------------------------- ---------------- ---------------- -------------------------

-------------------------------- --------------------------- ---------------- ---------------- -------------------------
December 31, 1991                     230,548.00               353,440.03       1,152.74            585,140.77
-------------------------------- --------------------------- ---------------- ---------------- -------------------------
-------------------------------- --------------------------- ---------------- ---------------- -------------------------
December 31, 1992                     343,842.00               463,614.83       1,719.21            809,176.04
-------------------------------- --------------------------- ---------------- ---------------- -------------------------
-------------------------------- --------------------------- ---------------- ---------------- -------------------------
December 31, 1993                     136,185.00               162,004.19       680.92              298,870.11
-------------------------------- --------------------------- ---------------- ---------------- -------------------------
-------------------------------- --------------------------- ---------------- ---------------- -------------------------
December 31, 1995                     59,683.00                50,066.82        298.41              110,048.23
-------------------------------- --------------------------- ---------------- ---------------- -------------------------



SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 ATLANTIC REALTY TRUST


                                 By: /s/ Edwin R. Frankel
                                     --------------------------------
                                       Edwin R. Frankel
                                       Executive Vice President,
                                       Chief Financial Officer,
                                       Secretary and Principal
                                       Financial and Accounting Officer

June 16, 2004